SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 16, 2008
Date of report (Date of earliest event reported)

Rubber Research Elastomerics, Inc
(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-15947	41-0843032
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Main Street N.E. Minneapolis, Minnesota	55421
(Address of Principal Executive Offices)	(Zip Code)

(763) 572-1056
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2008, Rubber Research Elastomerics, Inc. (the “Company”) entered into a letter loan agreement amendment (the “Loan Agreement Amendment”) effective December 16, 2008 with Riviera Investments, Inc. (“Riviera”) amending that certain loan agreement (the “Loan Agreement’) between the Company and Riviera dated November 13, 2008 and that certain security agreement (the “Security Agreement”) in favor of Riviera dated December 1, 2009.  Each of the Loan Agreement and Security Agreement were previously filed with the Securities Exchange Commission on a Current Report on Form 8-K on December 5, 2008.  Our chief executive officer is the President, sole director and sole shareholder of Riviera.

The Loan Agreement Amendment, amended the Loan Agreement by changing the timing and number of loan installments from two tranches to a single tranche of $400,000.  The Loan Agreement Amendment also amended the Security Agreement by, among other things, adding “Winston Salser, Ph.D,” our chief executive officer, to the definition of “Lender Affiliate” and granting Riviera the right to seek an injunction to enforce the confidentiality of any Trade Secret.  As a result of the Loan Agreement Amendment, Dr. Salser has a security interest in the assets of the Company on the terms and subject to the conditions set forth in the Security Agreement.

In connection with the Loan Agreement Amendment, the Company issued an Amended and Restated Demand Note dated December 16, 2008 (the “Amended and Restated Note”), which replaces and supersedes the demand note previously issued by the Company on December 1, 2006 (the “Original Note”).  The Amended and Restated Note, amended the Original Note by, among other things, increasing the principal amount from $300,000 to $400,000 and changing the first date on which interest is owed from December 1, 2008 to January 1, 2009.

The Amended and Restated Note bears interest at a fluctuating rate equal to 10% per annum plus the Prime Rate (as published in the Wall Street Journal).  Interest is payable in cash monthly, but at the request of the Company, the interest may be added to the principal amount of the Loan.  The Note is payable on demand at any time.

The Amended and Restated Note contains customary events of default and includes events of defaults for defaults on other indebtedness of the Company.  In addition, it is an event of default if Dr. Salser ceases to serve as our chief executive officer.

The descriptions of the Amended and Restated Note and Loan Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to these documents, which are filed as Exhibits 4.1 and 10.1, respectively, to this report and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is also responsive to Item 2.03 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

4.1	Amended and Restated Demand Note issued to Riviera Investments, Inc. dated December 16, 2008

10.1	Letter Loan Agreement Amendment dated December 16, 2008 entered into between Riviera Investments, Inc. and Rubber Research Elastomerics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBBER RESEARCH ELASTOMERICS, INC.

Date: December 29, 2008	/s/ Winston Salser
Winston Salser
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description	Page
4.1	Amended and Restated Demand Note issued to Riviera Investments, Inc. dated December 16, 2008	Filed Electronically
10.1	Letter Loan Agreement Amendment dated December 16, 2008 entered into between Riviera Investments, Inc. and Rubber Research Elastomerics, Inc.	Filed Electronically